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INDEPENDENT AUDITORS' CONSENT


Atlas Assets, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 33-20318 on Form N-1A (the "Registration Statement") of our report dated February 8, 2002, appearing in the Annual Report of Atlas Assets, Inc. for the year ended December 31, 2001, and to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Additional Information - Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.




Oakland, California
April 26, 2002